                                                                    EXHIBIT 99.3


CONSOLIDATED FINANCIAL STATEMENTS

PCS Holding Corporation and Subsidiaries
February 26, 2000

                    PCS Holding Corporation and Subsidiaries


                        Consolidated Financial Statements


                As of February 27, 1999 and February 26, 2000 and
               for the Thirty-Six Days Ended February 27, 1999 and
                        the Year Ended February 26, 2000




                                    CONTENTS


Report of Independent Auditors....................................................................................1

Consolidated Financial Statements

Consolidated Balance Sheets.......................................................................................2
Consolidated Statements of Operations.............................................................................3
Consolidated Statements of Shareholder's Equity...................................................................4
Consolidated Statements of Cash Flows.............................................................................5
Notes to Consolidated Financial Statements........................................................................6

                         Report of Independent Auditors

Board of Directors and Shareholder
PCS Holding Corporation

We have audited the accompanying consolidated balance sheets of PCS Holding Corporation and Subsidiaries (the Company) as of February 27, 1999 and February 26, 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Holding Corporation and Subsidiaries at February 27, 1999 and February 26, 2000, and the consolidated results of their operations and their cash flows for the thirty-six days ended February 27, 1999 and the year ended February 26, 2000, in conformity with accounting principles generally accepted in the United States.


                                             /s/ ERNST & YOUNG LLP


April 21, 2000, except for Note 12
     for which the date is June 15, 2000

                    PCS Holding Corporation and Subsidiaries

                           Consolidated Balance Sheets

                    (Dollars in thousands, except par values)


                                                                             FEBRUARY 27,     FEBRUARY 26,
                                                                                 1999             2000
                                                                             ------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                                                 $      1,955     $      3,585
   Accounts receivable, less allowances of $9,746 in 1999
     and $5,494 in 2000                                                           531,017          613,933
   Other receivables                                                                  674            1,391
   Inventories                                                                     32,464           37,952
   Prepaid expenses                                                                 2,718            4,742
   Deferred income taxes                                                           10,156               46
                                                                             ------------     ------------
Total current assets                                                              578,984          661,649

Goodwill, net of amortization of $3,171 in 1999 and
   $35,235 in 2000                                                              1,282,918        1,250,854
Other intangibles, net                                                            618,005          607,792
Property and equipment, net                                                        76,882           94,734
                                                                             ------------     ------------
Total assets                                                                 $  2,556,789     $  2,615,029
                                                                             ============     ============

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Claims and rebates payable                                                $    469,497     $    518,246
   Checks outstanding in excess of bank balances                                   93,987          367,419
   Due to Rite Aid Corporation                                                     97,420               --
   Other                                                                          126,881          185,408
                                                                             ------------     ------------
Total current liabilities                                                         787,785        1,071,073

Noncurrent liabilities:
   Deferred income taxes                                                          238,127          232,525
   Other liabilities                                                               11,978           15,181

Shareholder's equity:
   Class A voting common stock, $1 par value; 1,000 shares authorized;
      565 shares outstanding                                                            1                1
Additional paid-in capital                                                      1,518,472        1,274,327
Retained earnings                                                                     426           21,922
                                                                             ------------     ------------
Total shareholder's equity                                                      1,518,899        1,296,250
                                                                             ------------     ------------
Total liabilities and shareholder's equity                                   $  2,556,789     $  2,615,029
                                                                             ============     ============


See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                      Consolidated Statements of Operations

                             (Dollars in thousands)


                                              THIRTY-SIX
                                              DAYS ENDED       YEAR ENDED
                                             FEBRUARY 27,     FEBRUARY 26,
                                                 1999             2000
                                             ------------     ------------
REVENUE
Mail order programs                          $     67,368     $    753,125
Manufacturer programs                              17,797          235,101
Claims processing                                  12,996          199,946
Other                                               6,165           76,522
                                             ------------     ------------
                                                  104,326        1,264,694

EXPENSES
Cost of goods and services                         86,599        1,057,413
Selling, general and administrative                10,967          122,052
Amortization of goodwill                            3,171           32,064
Interest expense (income), net                        262           (5,867)
                                             ------------     ------------
                                                  100,999        1,205,662
                                             ------------     ------------
Income before income taxes                          3,327           59,032

Income tax expense                                  2,901           37,536
                                             ------------     ------------
Net income                                   $        426     $     21,496
                                             ============     ============



See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                 Consolidated Statements of Shareholder's Equity

                             (Dollars in thousands)


                                                       CLASS A STOCK
                                                 -----------------------------      ADDITIONAL
                                                   NUMBER OF          PAR            PAID-IN           RETAINED
                                                    SHARES           VALUE           CAPITAL           EARNINGS          TOTAL
                                                 ------------     ------------     ------------      ------------     ------------

Initial capitalization on January 23, 1999
   through purchase of Class A shares by
   Rite Aid Corporation                                   565     $          1     $  1,518,472      $         --     $  1,518,473
Net income                                                 --               --               --               426              426
                                                 ------------     ------------     ------------      ------------     ------------
Balance at February 27, 1999                              565                1        1,518,472               426        1,518,899
Net income                                                 --               --               --            21,496           21,496
Due from Rite Aid Corporation                              --               --         (244,145)               --         (244,145)
                                                 ------------     ------------     ------------      ------------     ------------
Balance at February 26, 2000                              565     $          1     $  1,274,327      $     21,922     $  1,296,250
                                                 ============     ============     ============      ============     ============


See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)


                                                                           THIRTY-SIX DAYS
                                                                                ENDED          YEAR ENDED
                                                                            FEBRUARY 27,      FEBRUARY 26,
                                                                                1999              2000
                                                                          ----------------    ------------
OPERATING ACTIVITIES
Net income                                                                  $        426      $     21,496
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
     Depreciation and amortization                                                 7,064            72,217
     Loss on asset disposal                                                           --               230
     Provision for losses on receivables and other allowances                      1,591            11,291
     Changes in deferred taxes                                                    (4,627)            4,508
     Changes in operating assets and liabilities:
       Receivables                                                              (146,518)          (84,771)
       Inventories                                                                (5,731)           (5,488)
       Prepaid expenses                                                           (1,346)           (2,024)
       Claims and rebates payable                                                121,333            48,749
       Checks outstanding in excess of bank balances                            (208,983)          273,432
       Accrued and other liabilities                                              21,863            51,577
                                                                            ------------      ------------
Net cash (used in) provided by operating activities                             (214,928)          391,217

INVESTING ACTIVITIES
Additions to property and equipment, net                                          (1,555)          (28,581)
Additions to other intangibles                                                    (2,650)          (19,441)
                                                                            ------------      ------------
Net cash used in investing activities                                             (4,205)          (48,022)

FINANCING ACTIVITIES
Change in due to (from) Rite Aid Corporation                                     217,133          (341,565)
                                                                            ------------      ------------
Net cash provided by (used in) financing activities                              217,133          (341,565)
                                                                            ------------      ------------
Net (decrease) increase in cash                                                   (2,000)            1,630
Cash at beginning of period                                                        3,955             1,955
                                                                            ------------      ------------
Cash at end of period                                                       $      1,955      $      3,585
                                                                            ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                                      $        370      $      1,612
                                                                            ============      ============
Cash paid for income taxes                                                  $         --      $      2,272
                                                                            ============      ============



See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Dollars in thousands)


1. DESCRIPTION OF BUSINESS

PCS Holding Corporation and Subsidiaries (the "Company") is an information-driven health solutions company operating in the United States. The Company provides managed pharmaceutical-related programs and services that can directly and positively improve the health of patients, and help reduce health care costs.

Prior to January 23, 1999, the Company was a wholly owned subsidiary of Eli Lilly and Company ("Lilly"). On January 23, 1999, Rite Aid Corporation ("Rite Aid") purchased all outstanding shares of the Company's stock for $1.5 billion (accounted for under the purchase method), and at February 26, 2000 continues to own all outstanding shares of the Company's stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company include PCS Holding Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Rite Aid's purchase of the Company has been accounted for under the purchase method of accounting, with the purchase price and related fees of the acquisition allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. The excess of cost over the fair value of net assets acquired of approximately $1,868,589 was first allocated to identifiable intangible assets, and then to goodwill.

Management believes that the consolidated statements of operations include an appropriate allocation of all material costs incurred by Rite Aid on the Company's behalf. These consolidated financial statements, however, may not be indicative of the Company's financial position and operations if it were a stand alone company.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could differ from those estimates.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist principally of (i) claims reimbursement receivables and claim fees receivable and (ii) the Company's portion of manufacturer program receivables. The Company monitors the credit worthiness of the customers to which it grants credit terms in the normal course of business and takes deposits from customers when considered necessary to collateralize its position. Concentrations of credit risk associated with these receivables are considered minimal due to a diverse, geographically dispersed customer base, contracts with whom are subject to periodic renewal.

Manufacturer program receivables (included in accounts receivable) are concentrated in the drug manufacturing industry and had a net balance of $82,717 at February 27, 1999 and $99,356 at February 26, 2000.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid financial instruments purchased with a maturity of three months or less, and the carrying value approximates fair value.

Accounts Receivable and Claims and Rebates Payable

Accounts receivable consists primarily of claims reimbursement receivables, claims processing fees receivable and manufacturer program receivables. Because these items are short-term in nature, their carrying amounts approximate fair value.

Claims reimbursement receivables and claims payables arise from the adjudication of pharmacy claims. These amounts, along with the related claim fees receivable, are recorded when a reimbursement request is received by the Company. Reimbursements for claim payments are not included in revenue, and payments to member pharmacies are not included in expenses, unless they are part of a capitated program for which the Company takes the risk for the pharmaceutical cost. Checks outstanding are classified as liabilities because they are drawn on zero balance accounts.

Manufacturers' rebates receivable and rebates payable arise from manufacturers' rebate programs and are recorded when a claim eligible for rebate is adjudicated by the Company. Rebates are paid to customers upon collection from manufacturers, and are either contractually limited to actual collections from manufacturers or are, in certain limited circumstances, guaranteed for a certain rebate per claim. The Company generally is paid a portion of rebates collected as a rebate processing fee. The customer portion of rebates collected is not included in revenue, and correspondingly payments of rebates to customers are not included in expenses.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company participates in Rite Aid's accounts receivable securitization program, whereby Rite Aid and certain of its subsidiaries sell, on an ongoing basis, a pool of receivables to a wholly owned bankruptcy-remote special purpose funding subsidiary of Rite Aid. Under the securitization program, new receivables are sold as collections reduce previously sold accounts receivable. The Company services, administers and collects the receivables on behalf of the purchaser. The Company had accounts receivable of approximately $-0- at February 27, 1999 and $1,534 at February 26, 2000 which it was servicing but which had been sold under the securitization program (and the proceeds from the sale are included in the balance due from Rite Aid Corporation).

Due from Rite Aid Corporation

The Company participates in the daily cash management program of Rite Aid, through which it invests excess cash and has access to short-term borrowings. Under the program, the Company pays or receives interest on its balances in the program at approximately 5.5 percent.

The due from Rite Aid Corporation balance at February 26, 2000 is reflected as a reduction of additional paid-in capital as it is Rite Aid's intention not to repay the balance to the Company, except to the extent funds are needed for the Company's current operations. The balance due to Rite Aid at February 27, 1999, however, is included in current liabilities as it was repaid to Rite Aid.

Inventories

Inventories consist primarily of pharmaceutical products for mail order programs. Inventories are recorded at the lower of cost or market. Cost is determined using the first-in, first-out method.

Deferred Income Taxes

Deferred income taxes are recognized for the future tax effects of temporary differences between financial and income tax reporting based on enacted tax laws and rates.

Goodwill

Goodwill represents the amount of the purchase price of the Company's stock paid by Rite Aid in excess of the identifiable net assets acquired, and is amortized on a straight-line basis over 40 years.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On a periodic basis, the Company estimates the future undiscounted cash flows of its business to which goodwill relates to assure that the carrying value of goodwill has not been impaired.

Other Intangibles

Other intangibles consist of those intangible assets identified at the time of Rite Aid's purchase of the Company's stock. Provisions for amortization are computed by the straight-line method based on the estimated useful lives of the underlying assets as follows:

        Trade name                                                     40 years
        Customer base                                                  30 years
        Pharmacy network                                               30 years
        Assembled work force                                            6 years
        Internally developed software                                   5 years
        Capitalized software costs                                 2 to 8 years

On a periodic basis, the Company estimates the future undiscounted cash flows of its business to which the other intangibles relate to assure that the carrying value of the other intangibles has not been impaired.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Provisions for depreciation are generally computed by the straight-line method based on the estimated useful lives of the underlying assets as follows:

        Buildings and improvements                                 8 to 30 years
        Equipment                                                   3 to 5 years
        Furniture and fixtures                                          10 years

When property or equipment is retired or sold, its cost and related accumulated depreciation are written off and the resulting gain or loss is included in net income.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue

Revenue includes claims processing fees which are accrued when the related claim is adjudicated and approved for payment. Certain of the Company's agreements require its customers to pay a fee per covered member rather than a fee per claim. The Company records these fees monthly based upon member counts provided by its customers. Revenue from manufacturer programs is recognized when services are performed. Mail order program revenue is recognized when prescriptions are shipped. Other revenue is generally recognized as the related services are performed.

3. OTHER INTANGIBLES

Other intangibles consist of the following:

                                               FEBRUARY 27,      FEBRUARY 26,
                                                   1999              2000
                                               ------------      ------------

         Customer base                         $    357,400      $    357,400
         Trade name                                 113,100           113,100
         Capitalized software costs                  38,299            57,739
         Internally developed software               21,900            21,900
         Pharmacy network                            76,700            76,700
         Assembled work force                        13,400            13,400
                                               ------------      ------------
                                                    620,799           640,239
         Accumulated amortization                    (2,794)          (32,447)
                                               ------------      ------------
                                               $    618,005      $    607,792
                                               ============      ============

In connection with Rite Aid's acquisition of the Company, intangible assets were identified with an estimated fair value of $582,500. Capitalized software costs represent cash expenditures by the Company.

Accumulated amortization on the capitalized software costs portion of other intangibles was $436 at February 27, 1999 and $6,244 at February 26, 2000. Amortization expense for other intangibles was $2,794 during the thirty-six days ended February 27, 1999 and $29,653 during the year ended February 26, 2000 (which includes $436 during the thirty-six days ended February 27, 1999 and $5,808 during the year ended February 26, 2000 for capitalized software costs).

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                               FEBRUARY 27,      FEBRUARY 26,
                                                   1999              2000
                                               ------------      ------------

         Land                                  $     36,220      $     36,444
         Buildings and improvements                  20,094            31,557
         Equipment                                   10,230            18,777
         Furniture and fixtures                       6,780            15,135
         Construction in progress                     4,657             4,419
                                               ------------      ------------
                                                     77,981           106,332
         Accumulated depreciation                    (1,099)          (11,598)
                                               ------------      ------------
                                               $     76,882      $     94,734
                                               ============      ============

Depreciation expense was $1,099 during the thirty-six days ended February 27, 1999 and $10,499 during the year ended February 26, 2000.

5. INCOME TAXES

The Company is included in Rite Aid's consolidated federal income tax filings, and participates in Rite Aid's tax sharing arrangement. Rite Aid's tax sharing arrangement contemplates each subsidiary computing its federal income tax payable or receivable as if it were filing its own separate federal tax return, and then the subsidiary either owes or is owed the computed amount by Rite Aid (included in the net due to/from Rite Aid Corporation balance). Under Rite Aid's tax sharing arrangement, a subsidiary will only receive a benefit for a net operating loss carryforward to the extent it can be utilized in Rite Aid's consolidated tax filing.

The Company's income tax expense has been computed as if the Company filed separate income tax returns for all periods. However, due to the tax sharing arrangement with Rite Aid, the Company is unable to use any of its net operating loss carryforwards for the year ending February 26, 2000. Instead, the Company is utilizing current year losses generated by Rite Aid and, therefore, must compensate Rite Aid for the use of these losses.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


5. INCOME TAXES (CONTINUED)

Following is the composition of income tax expense:

                                        THIRTY-SIX
                                        DAYS ENDED        YEAR ENDED
                                       FEBRUARY 27,      FEBRUARY 26,
                                           1999              2000
                                       ------------      ------------
         Current:
            Federal                    $      9,993      $     25,922
            State                                --             7,102
                                       ------------      ------------
                                              9,993            33,024
         Deferred:
            Federal                          (7,814)            3,538
            State                               722               974
                                       ------------      ------------
                                             (7,092)            4,512
                                       ------------      ------------
                                       $      2,901      $     37,536
                                       ============      ============

Income tax expense differs from the amount computed by applying the federal statutory rate to the income before income taxes as follows:

                                                                 THIRTY-SIX
                                                                 DAYS ENDED       YEAR ENDED
                                                                FEBRUARY 27,     FEBRUARY 26,
                                                                    1999             2000
                                                                ------------     ------------

         Income tax expense computed at federal statutory
           rate                                                 $      1,164     $     20,661
         State income taxes, net of federal benefit                      469            5,249
         Amortization of goodwill                                      1,110           11,223
         Other, net                                                      158              403
                                                                ------------     ------------
                                                                $      2,901     $     37,536
                                                                ============     ============

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


5. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets and liabilities are as follows:

                                                                   FEBRUARY 27,      FEBRUARY 26,
                                                                       1999              2000
                                                                   ------------      ------------
         Current deferred income tax assets (liabilities):
            Risk reserves                                          $      7,134      $      5,804
            Allowances                                                    7,283             5,980
            Deferred revenue                                             (6,722)          (12,852)
            Deferred compensation                                           908             1,073
            Other                                                         1,553                41
                                                                   ------------      ------------
         Net current deferred income tax assets                    $     10,156      $         46
                                                                   ============      ============

         Long-term deferred income tax assets (liabilities):
            Postemployment plan                                    $      1,991      $      2,956
            Deferred compensation                                         4,483             4,572
            Net operating loss carryforwards                             19,540            19,540
            Other intangible assets                                    (236,045)         (226,343)
            Capitalized software                                        (11,174)          (16,935)
            Accelerated depreciation                                     (6,148)           (6,843)
            Other                                                           280             1,582
            Valuation allowance                                         (11,054)          (11,054)
                                                                   ------------      ------------
         Net long-term deferred income tax liabilities             $   (238,127)     $   (232,525)
                                                                   ============      ============

At February 26, 2000, the Company has federal net operating loss carryforwards of approximately $51,779 which begin to expire in the year 2018. The utilization of these net operating losses could be limited by specific sections of the Internal Revenue Code related to stock ownership changes. The Company has a valuation allowance at February 27, 1999 and February 26, 2000 as it is uncertain, at present, that it will realize the full benefit of the net operating loss carryforwards under Rite Aid's tax sharing arrangement. A valuation allowance has not been established for a portion of the net operating loss carryforwards as it relates to a liability associated with a tax benefit due to Lilly upon being recognized.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


6. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

                                                      FEBRUARY 27,     FEBRUARY 26,
                                                          1999             2000
                                                      ------------     ------------

          Accounts payable and accrued expenses       $     52,452     $     95,764
          Employee compensation                             12,635           23,407
          Deposits                                          14,713           12,894
          Unearned revenue                                   6,118           22,612
          Other                                             40,963           30,731
                                                      ------------     ------------
                                                      $    126,881     $    185,408
                                                      ============     ============

7. LEASES

Future minimum operating lease payments for facilities and equipment at February 26, 2000 are as follows:

        Fiscal years ended:
           2001                                                    $  11,672
           2002                                                        9,184
           2003                                                        5,363
           2004                                                        1,334
           2005                                                          555
           Thereafter                                                    593
                                                                   ---------
                                                                   $  28,701
                                                                   =========

Rent expense was $1,343 during the thirty-six days ended February 27, 1999 and $17,045 during the year ended February 26, 2000.

8. COMMITMENTS AND CONTINGENCIES

The Company enters into risk contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. In addition, the Company, in certain limited circumstances, guarantees a specific amount of savings for certain customers. Included in other current liabilities in the accompanying consolidated balance sheets are management's estimates of the amounts required to cover losses incurred under such contracts.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is subject to various claims, including possible legal actions brought by plan sponsors for alleged errors or omissions arising out of the ordinary course of business. Management believes that it has a combination of adequate insurance coverage and reserves against potential losses and that the outcome of such claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

9. RETIREMENT BENEFITS

The funded status and amounts recognized in the consolidated balance sheets at February 27, 1999 and February 26, 2000 for the Company's defined benefit pension and retiree health benefit plans, as well as changes in the benefit obligation and plan assets during fiscal 2000, were as follows:

                                                                   DEFINED BENEFIT         RETIREE
                                                                    PENSION PLAN       HEALTH BENEFITS
                                                                   ---------------     ---------------
Change in benefit obligation:
   Benefit obligation at February 27, 1999                           $     23,271       $      3,756
   Service cost                                                             3,740                693
   Interest cost                                                            1,567                252
   Actuarial gain                                                          (4,158)              (706)
   Benefits paid                                                             (187)               (66)
                                                                     ------------       ------------
   Benefit obligation at February 26, 2000                                 24,233              3,929

Change in plan assets:
   Fair value of plan assets at February 27, 1999                          21,680                 --
   Actual return on plan assets                                             3,595                 --
   Employer contribution                                                    2,380                 66
   Benefits paid                                                             (187)               (66)
                                                                     ------------       ------------
   Fair value of plan assets at February 26, 2000                          27,468                 --

Funded status                                                               3,235             (3,929)
Unrecognized net actuarial gain                                            (5,509)              (383)
                                                                     ------------       ------------
Net amount recognized                                                $     (2,274)      $     (4,312)
                                                                     ============       ============

Amounts recognized in consolidated balance sheet consisted of:
   Accrued benefit liability                                         $      2,274       $      4,312
                                                                     ------------       ------------
Net amount recognized                                                $      2,274       $      4,312
                                                                     ============       ============

Weighted-average assumptions as of February 26, 2000:
     Discount rate                                                            7.8%               7.8%
     Expected return on plan assets                                           9.0                 --
     Rate of compensation increase                                            5.9                 --

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


9. RETIREMENT BENEFITS (CONTINUED)

Health care cost trend rates were assumed to increase at an annual rate of 6.5 percent in 2001 for participants under age 65, and decrease one-half percent per year to 5.5 percent in 2002 and thereafter. For participants over age 65, the annual rate was assumed to be 5.5 percent.

Net pension and retiree health benefit expense were not computed for the thirty-six days ended February 27, 1999. The amounts for the year ended February 26, 2000 included the following components:

                                                      DEFINED BENEFIT        RETIREE
                                                       PENSION PLAN      HEALTH BENEFITS
                                                      ---------------    ---------------
         Components of net periodic benefit cost:
            Service cost                                $      3,740      $        693
            Interest cost                                      1,567               252
            Expected return on plan assets                    (1,873)               --
                                                        ------------      ------------
         Net periodic benefit cost                      $      3,434      $        945
                                                        ============      ============

The assumed health care cost trend rates have a significant effect on the retiree health benefits amounts reported. If these trend rates were to be increased by one percentage point each future year, the February 26, 2000 accumulated postretirement benefit obligation would increase by 13.4 percent, and the aggregate of the service cost and interest cost components of 2000 annual expense would increase by 17.6 percent. A one percentage point decrease in these rates would decrease the February 26, 2000 accumulated postretirement benefit obligation by 11.7 percent, and the aggregate of the 1999 service cost and interest cost by 14.9 percent.

The Company also has a defined contribution savings plan that covers its eligible employees. The purpose of the defined contribution plan is generally to provide additional financial security during retirement by providing employees with an incentive to make regular savings. Company contributions to the plan are based on employee contributions and the level of Company match. Expenses under the plan totaled $439 during the thirty-six days ended February 27, 1999 and $5,440 during the year ended February 26, 2000.

The Company provides certain other postemployment benefits, primarily related to disability benefits, and accrues for the related cost over the service lives of the employees. Expenses associated with these benefit plans during the years ended February 27, 1999 and February 26, 2000 were not significant.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


10. RELATED PARTY TRANSACTIONS

Officer Retention Bonuses

At the time Rite Aid purchased the Company, certain of the Company's officers were provided with a financial incentive to remain at the Company. Under this retention incentive program, and by remaining at the Company, the participating officers vest annually in the financial benefits through January 22, 2002. The value of the benefits is determined based upon the Rite Aid stock price during the vesting period, but is not to be less than an established floor value. The Company recognized compensation expense under this program of $706 during the thirty-six days ended February 27, 1999 and $7,137 during the year ended February 26, 2000.

In the event of a change in control of the Company, the participating officers immediately become fully vested in the program's benefits. The occurrence of such an event at February 26, 2000 would have caused approximately $5,178 of additional compensation costs to be recognized during the year ended February 26, 2000.

Other

Certain expenses, principally employee benefits and general liability and workers' compensation insurance premiums, are paid on behalf of and charged to the Company by Rite Aid. In addition, the Company has used certain resources and administrative staff of Rite Aid, including financial, legal, tax, internal audit, accounting advice, and other personnel and employee benefit services. Management believes that the consolidated statements of operations include an appropriate allocation of all material costs incurred by Rite Aid during thirty-six days ended February 27, 1999 and the year ended February 26, 2000 on the Company's behalf.

The Company has not recognized any revenue in connection with transactions with Rite Aid during the thirty-six days ended February 27, 1999 or the year ended February 26, 2000.

Rite Aid employees have received health insurance coverage from some of the Company's health plan customers. The impact of this on the Company's revenue is not material to the consolidated financial statements.

The Company recognized net interest income under its cash management programs with Rite Aid of $0 during the thirty-six days ended February 27, 1999 and $7,875 during the year ended February 26, 2000.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


11. YEAR 2000 (UNAUDITED)

The Company was required to modify or replace certain portions of its software, hardware and equipment so that its systems and equipment would function properly with respect to dates in the year 2000 and thereafter. The Company utilized both internal and external resources to reprogram or replace, and test the software and equipment for year 2000 readiness. The majority of the Company's business is performed with third parties via interfaced systems. As a result, the Company's Year 2000 project included a review of the third parties to determine the extent the Company would be affected by third party failures to mitigate their own Year 2000 issues.

For its assessment and efforts on its Year 2000 project, the Company incurred approximately $10.4 million ($10.1 million expensed and $.3 million capitalized for new systems and equipment) through February 27, 1999, and $12.9 million ($12.6 million expensed and $.3 million capitalized for new systems and equipment) through February 26, 2000.

12. SUBSEQUENT EVENTS

Rite Aid has entered into an agreement with an outside party to sell certain of the Company's real property assets with a book value at February 26, 2000 of approximately $17,995 (primarily including 53.4 acres of land located in Scottsdale, Arizona). It is planned that, subsequent to February 26, 2000, the Company will transfer these real property assets to Rite Aid.

In June 2000, Rite Aid entered into a new senior credit facility agreement with an outside lender under which all of the assets of the Company are pledged as security.

                                     Consolidated Financial Statements

                                     PCS HOLDING CORPORATION
                                     AND SUBSIDIARIES

                                     December 31, 1998

                    PCS Holding Corporation and Subsidiaries


                        Consolidated Financial Statements


                  As of December 31, 1997 and 1998 and for the Years Ended December 31, 1996, 1997 and 1998




                                    CONTENTS


Report of Independent Auditors................................................1

Consolidated Financial Statements

Consolidated Balance Sheets...................................................2
Consolidated Statements of Operations.........................................3
Consolidated Statements of Shareholders' Equity...............................4
Consolidated Statements of Cash Flows.........................................5
Notes to Consolidated Financial Statements....................................6

                         Report of Independent Auditors

Shareholders
PCS Holding Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of PCS Holding Corporation and Subsidiaries (the Company) as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Holding Corporation and Subsidiaries at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             /s/ ERNST & YOUNG LLP

January 14, 1999

                    PCS Holding Corporation and Subsidiaries

                           Consolidated Balance Sheets

                    (Dollars in thousands, except par values)

                                                                                            DECEMBER 31
                                                                                        1997           1998
                                                                                     -----------    -----------
ASSETS
Current assets:
   Cash and cash equivalents                                                         $     2,157    $     2,956
   Accounts receivable, less allowances of $12,995 in 1997 and
     $10,174 in 1998                                                                     374,853        492,416
   Due from Parent                                                                       158,948        256,446
   Other receivables                                                                       1,225            650
   Inventories                                                                            12,146         16,673
   Prepaid expenses                                                                        1,948          2,050
   Deferred income taxes                                                                  16,570         13,965
                                                                                     -----------    -----------
Total current assets                                                                     567,847        785,156

Goodwill, net of amortization of $279,170 in 1997 and
   $318,102 in 1998                                                                    1,436,289      1,397,357
Property and equipment, net                                                               96,200        105,038
Deferred income taxes                                                                      2,896             --
                                                                                     -----------    -----------
Total assets                                                                         $ 2,103,232    $ 2,287,551
                                                                                     ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Claims and rebates payable                                                        $   354,341    $   435,196
   Checks outstanding in excess of bank balances                                         234,131        317,851
   Deposits                                                                               22,713         20,125
   Other                                                                                 103,550        113,118
                                                                                     -----------    -----------
Total current liabilities                                                                714,735        886,290

Noncurrent liabilities:
   Deferred income taxes                                                                      --          5,863
   Other liabilities                                                                      14,163         13,061

Shareholders' equity:
   Class A voting common stock, $1 par value; 1,000 shares authorized;
      565 shares outstanding at December 31, 1997 and 1998                                     1              1
   Class B voting convertible preferred stock, $1 par value; 160 and 0 shares authorized and outstanding at December 31, 1997 and 1998, respectively
                                                                                     -----------    -----------
Additional paid-in capital                                                             3,953,036      3,957,368
Accumulated deficit                                                                   (2,578,703)    (2,575,032)
                                                                                     -----------    -----------
Total shareholders' equity                                                             1,374,334      1,382,337
                                                                                     -----------    -----------
Total liabilities and shareholders' equity                                           $ 2,103,232    $ 2,287,551
                                                                                     ===========    ===========

See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                      Consolidated Statements of Operations

                             (Dollars in thousands)

                                                    YEARS ENDED DECEMBER 31
                                               1996           1997           1998
                                           -----------    -----------    -----------
REVENUE
Claims processing                          $   146,929    $   171,371    $   141,096
Manufacturer programs                           63,666        119,289        183,758
Mail order programs                            111,090        224,094        467,202
Other                                           32,814         32,671         48,648
                                           -----------    -----------    -----------
                                               354,499        547,425        840,704

EXPENSES
Cost of goods and services                     248,015        428,705        660,305
Selling, general and administrative            103,822         98,972         95,293
Goodwill amortization                          101,518         65,010         38,933
Asset impairment                                    --      2,345,244             --
Interest, net                                    1,164         (1,202)        (2,417)
                                           -----------    -----------    -----------
                                               454,519      2,936,729        792,114
                                           -----------    -----------    -----------
(Loss) income before income taxes             (100,020)    (2,389,304)        48,590

Income tax expense                               6,213          6,264         31,956
                                           -----------    -----------    -----------
Net (loss) income                          $  (106,233)   $(2,395,568)   $    16,634
                                           ===========    ===========    ===========


See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                 Consolidated Statements of Shareholders' Equity

                             Years Ended December 31

                             (Dollars in thousands)


                                                 COMMON STOCK             CLASS A STOCK          CLASS B STOCK
                                            ----------------------   ---------------------   ----------------------   ADDITIONAL
                                             NUMBER OF       PAR      NUMBER OF      PAR      NUMBER OF       PAR       PAID-IN
                                              SHARES        VALUE       SHARES      VALUE      SHARES        VALUE      CAPITAL
                                            -----------    -------   -----------   -------   -----------    -------   -----------
Balance at January 1, 1996                          100    $    --            --   $    --            --    $    --   $ 3,953,037
Net loss                                             --         --            --        --            --         --            --
                                            -----------    -------   -----------   -------   -----------    -------   -----------
Balance at December 31, 1996                        100         --            --        --            --         --     3,953,037
Net loss                                             --         --            --        --            --         --            --
Recapitalization, on October 7, 1997               (100)        --           565         1           160         --            (1)
Dividends to Class B shareholder                     --         --            --        --            --         --            --
                                            -----------    -------   -----------   -------   -----------    -------   -----------
Balance at December 31, 1997                         --         --           565         1           160         --     3,953,036
Net income                                           --         --            --        --            --         --            --
Capital contribution from Parent                     --         --            --        --            --         --       177,120
Dividends to Class B shareholder                     --         --            --        --            --         --            --
Repurchase of Class B shares                         --         --            --        --          (160)        --      (172,660)
Other equity transfers                               --         --            --        --            --         --          (128)
                                            -----------    -------   -----------   -------   -----------    -------   -----------
Balance at December 31, 1998                         --    $    --           565   $     1            --    $    --   $ 3,957,368
                                            ===========    =======   ===========   =======   ===========    =======   ===========


                                            ACCUMULATED
                                              DEFICIT          TOTAL
                                            ------------    -----------
Balance at January 1, 1996                  $   (74,847)   $ 3,878,190
Net loss                                       (106,233)      (106,233)
                                            -----------    -----------
Balance at December 31, 1996                   (181,080)     3,771,957
Net loss                                     (2,395,568)    (2,395,568)
Recapitalization, on October 7, 1997                 --             --
Dividends to Class B shareholder                 (2,055)        (2,055)
                                            -----------    -----------
Balance at December 31, 1997                 (2,578,703)     1,374,334
Net income                                       16,634         16,634
Capital contribution from Parent                     --        177,120
Dividends to Class B shareholder                (12,963)       (12,963)
Repurchase of Class B shares                         --       (172,660)
Other equity transfers                               --           (128)
                                            -----------    -----------
Balance at December 31, 1998                $(2,575,032)   $ 1,382,337
                                            ===========    ===========


See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                          YEARS ENDED DECEMBER 31
                                                                    1996           1997           1998
                                                                ------------   ------------   ------------
OPERATING ACTIVITIES
Net (loss) income                                               $  (106,233)   $(2,395,568)   $    16,634
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
     Depreciation and amortization                                  118,163         82,694         55,351
     Loss on asset disposal                                              --             --          2,967
     Asset impairment                                                    --      2,345,244             --
     Provision for losses on receivables and other allowances
                                                                     13,525         12,091          1,265
     Deferred income tax expense                                      8,558          5,703         11,364
     Changes in operating assets and liabilities:
       Receivables                                                  117,619         (9,236)      (110,800)
       Inventories                                                   (3,649)        (7,468)        (4,527)
       Prepaid expenses                                                 410            353           (102)
       Claims and rebates payable                                   (56,002)        12,789         80,855
       Checks outstanding in excess of bank balances                (93,356)        60,712         83,720
       Accrued and other liabilities                                 (4,946)        14,840         (1,575)
                                                                -----------    -----------    -----------
Net cash (used in) provided by operating activities                  (5,911)       122,154        135,152

INVESTING ACTIVITIES
Additions to property and equipment                                 (30,599)       (15,490)       (28,224)
                                                                -----------    -----------    -----------
Net cash used in investing activities                               (30,599)       (15,490)       (28,224)

FINANCING ACTIVITIES
Change in due from Parent                                            36,061       (104,477)       (97,498)
Dividends to Class B shareholder                                         --         (2,055)       (12,963)
Capital contribution from Parent                                         --             --        177,120
Repurchase of Class B shares                                             --             --       (172,660)
Other equity transfers                                                   --             --           (128)
                                                                -----------    -----------    -----------
Net cash provided by (used in) financing activities                  36,061       (106,532)      (106,129)
                                                                -----------    -----------    -----------
Net (decrease) increase in cash                                        (449)           132            799
Cash at beginning of year                                             2,474          2,025          2,157
                                                                -----------    -----------    -----------
Cash at end of year                                             $     2,025    $     2,157    $     2,956
                                                                ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                          $       363    $       566    $       622
                                                                ===========    ===========    ===========
Cash paid for income taxes                                      $       645    $     1,706    $    19,366
                                                                ===========    ===========    ===========

See accompanying notes.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


1. DESCRIPTION OF BUSINESS

PCS Holding Corporation and Subsidiaries (the "Company") is an information-driven health solutions company operating in the United States. The Company provides managed pharmaceutical-related programs and services that can directly and positively improve the health of patients, and help reduce health care costs.

On November 21, 1994, the Company was acquired by Eli Lilly and Company (the "Parent") for approximately $4.1 billion. The acquisition was accounted for as a purchase by its Parent, and the resulting goodwill was pushed down to the Company's consolidated balance sheet (see Asset Impairment note). In November 1998, the Parent entered into an agreement with Rite Aid Corporation (Rite Aid) whereby Rite Aid will purchase all outstanding shares of the Company's stock (see Sale of the Company note).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company include PCS Holding Corporation and its wholly owned subsidiaries. All material intercompany balances and trans-actions have been eliminated in consolidation.

Management believes that the consolidated statements of operations include an appropriate allocation of all material costs incurred by the Parent on the Company's behalf.

Reclassifications

Certain reclassifications have been made to the 1996 and 1997 consolidated financial statements to conform with the classifications of the 1998 consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could differ from those estimates.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Financial Accounting Standard

In December 1997, Statement of Financial Accounting Standard (SFAS) No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, was issued and, as required, was adopted by the Company in 1998. The statement revises current disclosure requirements for employers' pensions and other retiree benefits. Implementation of this disclosure standard did not affect the Company's consolidated financial position or results of operations.

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist principally of (i) claims reimbursement receivables and claim fees receivable and (ii) the Company's portion of manufacturer program receivables. The Company monitors the credit worthiness of the customers to which it grants credit terms in the normal course of business and takes deposits from customers when considered necessary to collateralize its position. Concentrations of credit risk associated with these trade receivables are considered minimal due to a diverse, geographically dispersed customer base.

Manufacturer program receivables (included in accounts receivable) are concentrated in the drug manufacturing industry and had a net balance of $55,053 in 1997 and $78,455 in 1998.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid financial instruments purchased with a maturity of three months or less, and the carrying value approximates fair value.

Accounts Receivable and Claims and Rebates Payable

Accounts receivable consists primarily of claims reimbursement receivables, claims processing fees receivable and manufacturer program receivables. Because these items are short-term in nature, their carrying amounts approximate fair value.

Claims reimbursement receivables and claims payables arise from the adjudication of pharmacy claims. These amounts, along with the related claims processing fees receivable, are recorded when a reimbursement request is received by the Company. Reimbursements for claim payments are not included in revenues, and payments to member pharmacies are not included in expenses. Checks outstanding are classified as liabilities because they are drawn on zero balance accounts.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Manufacturers' rebates receivable and rebates payable arise from manufacturers' rebate programs and are recorded when a claim eligible for rebate is processed by the Company. Rebates are paid to customers upon collection from manufacturers and are either contractually limited to actual collections from manufacturers or are guaranteed for a certain rebate per claim. Liabilities associated with the guarantees per claim are included in other liabilities. The Company generally retains a portion of rebates collected as a processing fee. The remainder of rebates collected is not included in revenues, and payments of rebates to customers are not included in expenses.

Due from Parent

The Company participates in the daily cash management program of its Parent through which it invests excess cash and has access to short-term borrowings. The Company pays or receives interest on its balances in the program at the per annum interest rate of 90-day dealer placed commercial paper.

Inventories

Inventories consist primarily of pharmaceutical products for mail order programs. Inventories are recorded at the lower of cost or market. Cost is determined using the first-in, first-out method.

Deferred Income Taxes

Deferred income taxes are recognized for the future tax effects of temporary differences between financial and income tax reporting based on enacted tax laws and rates.

Goodwill

Goodwill represents the amount of the purchase price paid in excess of the net tangible assets acquired and is being amortized on a straight-line basis over 40 years. On a periodic basis, the Company estimates the future undiscounted cash flows of its business to which goodwill relates to assure that the carrying value of goodwill has not been impaired (see Asset Impairment note).

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Provisions for depreciation are generally computed by the straight-line method at rates based on the estimated useful lives of the underlying assets as follows:

        Buildings and improvements                              5 to 20 years
        Equipment                                                3 to 5 years
        Furniture and fixtures                                       10 years
        Capitalized software                                     2 to 8 years

When property or equipment is retired or sold, its cost and related accumulated depreciation are written off and the resulting gain or loss is included in net earnings.

Revenues

Revenues include claims processing fees which are accrued when the related claim is processed and approved for payment. Certain of the Company's agreements require its customers to pay a fee per covered member rather than a fee per claim processed. The Company records these fees monthly based upon member counts provided by its customers. Revenues from manufacturer programs are recognized when services are performed. Mail order program revenue is recognized when prescriptions are shipped. Other revenues are generally recognized as the related services are performed.

Total revenue from unaffiliated customers, all of which are generated in the United States, were approximately $347,000 in 1996, $527,000 in 1997 and $810,000 in 1998.

3. SALE OF THE COMPANY

In November 1998, the Parent entered into an agreement with Rite Aid whereby Rite Aid will purchase from the Parent all shares of the Company's Class A stock for approximately $1.5 billion, with the Parent retaining $100 million of additional cash. In connection with this transaction, the Company bought back all outstanding Class B shares for $172,660. In addition to dividends paid for first three quarters of 1998 of $7,292, Class B dividends of $5,671 were paid at the time of the buy back of the Class B shares. The buy back of the Class B shares and the payment of the dividends were primarily funded by a $177,120 capital contribution from the Parent.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


3. SALE OF THE COMPANY (CONTINUED)

The terms of the sale agreement support the future benefit of the Company's carrying value of goodwill and net deferred tax assets. The Company is not aware of any plans or intentions, in connection with the proposed sale, to terminate any of the Company's pension or other postretirement employee benefit plans.

4. ASSET IMPAIRMENT

The Parent purchased the Company for approximately $4.1 billion in November 1994. Substantially all of the purchase price was allocated to goodwill.

During 1997, pursuant to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Parent evaluated the recoverability of long-lived assets, including intangibles, of the Company's health-care-management businesses. While revenues and profits had grown since acquisition and new capabilities were being developed at the Company, the rapidly changing, competitive and highly regulated environment in which the Company operates had prevented the Company from significantly increasing its operating profits from levels that existed prior to the acquisition. In addition, since the acquisition, the healthcare-industry trend toward increased managed care had been slower than originally expected and the possibility of selling a portion of the Company's equity to a strategic partner had not been realized. In the second quarter of 1997, concurrent with the Company's annual planning process, the Parent determined that the Company's estimated future undiscounted cash flows were below the carrying value of the Company's long-lived assets. Accordingly, the carrying value of the Company's long-lived assets, primarily goodwill, was adjusted to their estimated fair value of approximately $1.5 billion, resulting in a noncash impairment loss of approximately $2.3 billion during 1997. The estimated fair value was based on anticipated future cash flows discounted at a rate commensurate with the risk involved.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                1997        1998
                             ---------    ---------
Land                         $  29,329    $  29,329
Buildings and improvements      31,905       37,592
Equipment                       86,362       79,036
Furniture and fixtures          14,689       15,219
Capitalized software            21,391       43,901
Construction in progress         4,077        4,248
                             ---------    ---------
                               187,753      209,325
Accumulated depreciation       (91,553)    (104,287)
                             ---------    ---------
                             $  96,200    $ 105,038
                             =========    =========

Depreciation expense during was $16,645 in 1996, $17,692 in 1997 and $16,414 in 1998.

6. INCOME TAXES

The Company was included in its Parent's consolidated federal income tax returns for periods from January 1, 1995 through October 15, 1997. For the period from October 16, 1997 through December 31, 1997, and for the twelve month period ended December 31, 1998, the Company filed its own separate federal tax returns (see Stockholders' Equity note). The Company's income tax expense has been computed as if the Company filed separate income tax returns for all years.

Following is the composition of income tax expense for the years ended December 31:

                              1996        1997        1998
                            --------    --------    --------
Current:
   Federal                  $ (3,498)   $   (400)   $ 20,101
   State                       1,153         961         491
                            --------    --------    --------
                              (2,345)        561      20,592
Deferred:
   Federal                     1,523       5,440      11,944
   State                       7,035         263        (580)
                            --------    --------    --------
                               8,558       5,703      11,364
                            --------    --------    --------
                            $  6,213    $  6,264    $ 31,956
                            ========    ========    ========

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


6. INCOME TAXES (CONTINUED)

Income tax expense differs from the amount computed by applying the federal statutory rate to the (loss) income before income taxes for the years ended December 31 as follows:

                                                           1996         1997         1998
                                                        ---------    ---------    ---------
Income tax benefit computed at federal statutory rate   $ (35,007)   $(836,975)   $  12,469
State income taxes, net of federal benefit                  5,342          385          319
Amortization of goodwill                                   35,531       22,754       13,626
Asset impairment                                               --      820,835           --
Dividends paid to minority owner                               --           --        4,537
Other, net                                                    347         (735)       1,005
                                                        ---------    ---------    ---------
                                                        $   6,213    $   6,264    $  31,956
                                                        =========    =========    =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets and liabilities at December 31 are as follows:

                                                         1997        1998
                                                        -------     -------
Current deferred income tax assets:
   Risk reserves                                         $12,614    $ 8,823
   Allowances                                              3,634      4,831
   Deferred compensation                                     136         --
   Other                                                     186        311
                                                         -------    -------
Net current deferred income tax assets                   $16,570    $13,965
                                                         =======    =======
Long-term deferred income tax assets (liabilities):
   Risk reserves                                         $   206    $    --
   Postretirement plan                                     1,894      1,484
   Deferred compensation                                   2,747      3,845
   Net operating loss carryforward                         1,360         --
   Capitalized software                                   (1,136)    (8,532)
   Accelerated depreciation                               (4,324)    (3,129)
   Other                                                   2,149        469
                                                         -------    -------
Net long-term deferred income tax assets (liabilities)   $ 2,896    $(5,863)
                                                         =======    =======

The benefit of the Company's federal net operating loss carryforward for the period ended December 31, 1997 is expected to be realized in connection with the filing of the 1998 federal tax return.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


7. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following at December 31:

                                    1997       1998
                                  --------   --------
Accounts payable                  $ 31,778   $ 29,763
Employee compensation               24,905     39,500
Other                               46,867     43,855
                                  --------   --------
                                  $103,550   $113,118
                                  ========   ========

8. LEASES

Future minimum operating lease payments for facilities and equipment at December 31, 1998 are as follows:

1999                        $ 8,264
2000                          4,203
2001                          3,545
2002                          2,922
2003                          1,236
Thereafter                      635
                            -------
                            $20,805
                            =======

Rent expense was $12,556 in 1996, $14,287 in 1997 and $17,059 in 1998,
respectively.

9. COMMITMENTS AND CONTINGENCIES

The Company enters into risk contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. In addition, the Company guarantees a specific amount of savings for certain customers. Included in other liabilities in the accompanying consolidated balance sheets are management's estimates of the amounts required to cover losses incurred under such contracts.

The Company is subject to various claims, including possible legal actions brought by plan sponsors for alleged errors or omissions arising out of the ordinary course of business. Management believes that it has a combination of adequate insurance coverage and reserves against potential losses and that the outcome of such claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


10. SHAREHOLDERS' EQUITY

At January 1, 1996, the Company's capital structure included one cent par value preferred stock; 10,000,000 shares authorized; no shares outstanding, and one cent par value common stock; 1,000 shares authorized; 100 shares outstanding.

On October 7, 1997, the Certificate of Incorporation for PCS Holding Corporation was restated. Upon filing the Restated Certificate of Incorporation, the shares of Common Stock of PCS Holding Corporation then outstanding were recapitalized into the aggregate of 565 shares of Class A voting common stock and 160 shares of Class B voting convertible preferred stock of PCS Holding Corporation. Under the Restated Certificate of Incorporation, the Company has authority to issue 1,000 shares of Class A stock, 160 shares of Class B Stock, and 1,000 shares of Class C Stock, par value of one dollar per share, issuable in series.

In connection with the recapitalization in 1997, the Company issued the 565 shares of Class A stock and 160 shares of Class B stock to the Parent, who then sold the Class B stock to an institutional investor. During 1998, the Company bought back all outstanding Class B shares (see sale of the Company note). The Class B stock was convertible preferred stock and paid dividends on a quarterly basis at 25 basis points above the three-month LIBOR rate. The Class B stock was convertible on a one-to-one basis into the Company's Class A stock at the option of the holder at any time.

No shares of Class C stock have been issued or are outstanding.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


11. RETIREMENT BENEFITS

The funded status and amounts recognized in the consolidated balance sheets at December 31, 1997 and 1998 for the Company's defined benefit pension and retiree health benefit plans, as well as changes in the benefit obligation and plan assets during those years, were as follows:

                                                                 1997                                 1998
                                                 -----------------------------------  ---------------------------------
                                                  DEFINED BENEFIT      RETIREE         DEFINED BENEFIT      RETIREE
                                                   PENSION PLAN    HEALTH BENEFITS      PENSION PLAN    HEALTH BENEFITS
                                                 -----------------------------------  ----------------------------------
Change in benefit obligation:
   Benefit obligation at beginning of                $ 12,397         $  1,411           $ 21,969        $  2,018
     year
   Service cost`                                        2,843              344              2,623             519
   Interest cost                                          991              113              1,647             150
   Actuarial loss (gain)                                5,760              150             (5,039)            538
   Benefits paid                                          (22)              --                (79)            (51)
                                                     --------         --------           --------        --------
Benefit obligation at end of year                      21,969            2,018             21,121           3,174

Change in plan assets:
   Fair value of plan assets at
     beginning of year                                  8,861               --             13,978              --
   Actual return on plan assets                         1,452               --              1,365              --
   Employer contribution                                3,687               --              5,154              51
   Benefits paid                                          (22)              --                (79)            (51)
                                                     --------         --------           --------        --------
Fair value of plan assets at end of year               13,978               --             20,418              --

Funded status                                          (7,991)          (2,018)              (703)         (3,174)
Unrecognized net actuarial loss                         4,886               53                  3             591
Unrecognized prior service cost                            --              139                 --              93
                                                     --------         --------           --------        --------
Net amount recognized                                $ (3,105)        $ (1,826)          $    700        $  2,490
                                                     ========         ========           ========        ========

Amounts recognized in consolidated
 balance sheet consisted of:
     Prepaid benefit cost                            $     --         $     --           $     --        $     --
     Accrued benefit liability                         (3,105)          (1,826)              (700)         (2,490)
     Accumulated other comprehensive
       income, before income taxes                         --               --                 --              --
                                                     --------         --------           --------        --------
Net amount recognized                                $ (3,105)        $ (1,826)          $   (700)       $ (2,490)
                                                     ========         ========           ========        ========

Weighted-average assumptions as of
  December 31:
     Discount rate                                        7.5%               -                7.5%              -
     Expected return on plan assets                      10.5                -               10.5               -
     Rate of compensation increase                 4.0 to 8.0                -                5.9               -

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


11. RETIREMENT BENEFITS (CONTINUED)

Health care cost trend rates were assumed to increase at an annual rate of 6.5 percent in 1999 for participants under age 65, and decrease one-half percent per year to 5.0 percent in 2002 and thereafter. For participants over age 65, the rate was assumed to increase 5.0 percent in 1999 and thereafter.

Net pension and retiree health benefit expense for the years ended December 31, 1996, 1997 and 1998 included the following components:

                                                 DEFINED BENEFIT PENSION PLAN      RETIREE HEALTH BENEFITS
                                               -------------------------------   ---------------------------
                                                 1996        1997      1998        1996      1997     1998
                                               -------------------------------   ---------------------------
Components of net periodic benefit cost:
   Service cost                                 $ 2,497    $ 2,843    $ 2,623    $   292   $   344   $   519
   Interest cost                                    837        991      1,647         85       113       150
   Expected return on plan assets                  (577)      (971)    (1,700)        --        --        --
   Amortization of prior service cost
     and net obligation at January 1, 1986           --         --         --         46        46        46
   Recognized actuarial loss                         58         --        179         --        --        --
                                                -------    -------    -------    -------   -------   -------
Net periodic benefit cost                       $ 2,815    $ 2,863    $ 2,749    $   423   $   503   $   715
                                                =======    =======    =======    =======   =======   =======

The assumed health care cost trend rates have a significant effect on the retiree health benefits amounts reported. If these trend rates were to be increased by one percentage point each future year, the December 31, 1998 accumulated postretirement benefit obligation would increase by 15 percent, and the aggregate of the service cost and interest cost components of 1998 annual expense would increase by 18 percent. A one percentage point decrease in these rates would decrease the December 31, 1998, accumulated postretirement benefit obligation by 13 percent, and the aggregate of the 1998 service cost and interest cost by 15 percent.

The Company also has a defined contribution savings plan that covers its eligible employees. The purpose of the defined contribution plan is generally to provide additional financial security during retirement by providing employees with an incentive to make regular savings. Company contributions to the plan are based on employee contributions and the level of Company match. Expenses under the plan totaled $3,019 in 1996, $3,352 in 1997 and $4,483 in 1998.

The Company provides certain other postemployment benefits, primarily related to disability benefits, and accrues for the related cost over the service lives of the employees. Expenses associated with these benefit plans during the years ended December 31, 1996, 1997 and 1998 were not significant.

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


12. RELATED PARTY TRANSACTIONS

Certain expenses, principally employee benefits and general liability and workers' compensation insurance premiums, are paid on behalf of and charged to the Company by the Parent. In addition, the Company uses certain resources and administrative staff of its Parent, including financial, legal, tax, internal audit, accounting advice, and other personnel and employee benefit services. Management believes that the consolidated statements of operations include an appropriate allocation of all material costs incurred by the Parent on the Company's behalf.

Certain of the Company's employees are periodically granted options by the Parent to purchase the Parent's stock. The exercise price of these options is equal to the market value of the stock at the date of grant.

The Company additionally recognized the following transactions with the Parent in its consolidated statements of operations:

                                  1996       1997      1998
                                 -------   -------   -------
 Revenue:
    Administration fee revenue   $   825   $ 3,147   $ 4,296
    Outcomes research revenue      3,500     3,720     3,500
    RxReview revenue               2,700     8,100     7,052
    Clinical consulting               --     1,760    14,152
    Other                             --     3,900     1,500
                                 -------   -------   -------
Total revenue                    $ 7,025   $20,627   $30,500
                                 =======   =======   =======

13. IMPACT OF YEAR 2000 (UNAUDITED)

The Company has determined that it will be required to modify or replace certain portions of its software, hardware and equipment so that its systems and equipment will function properly with respect to dates in the year 2000 and thereafter. The Company is utilizing both internal and external resources to reprogram, or replace, and test the software and equipment for year 2000 readiness. The majority of the Company's business is performed with third parties via interfaced systems. As a result, the Company's Year 2000 project includes a review of the third parties to determine the extent the company will be affected by third party failures to mitigate their own Year 2000 issues.

The Company anticipates substantially completing the Year 2000 project by June 1999. The total cost of the Year 2000 project is estimated to be approximately $11.3 million, which includes approximately $.3 million for the purchase of new software and equipment that will be capitalized and $11 million that will be expensed as incurred, and is not expected to have a

                    PCS Holding Corporation and Subsidiaries

                             (Dollars in thousands)


13. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

material effect on the results of operations. The Company has incurred approximately $3.4 million ($3.1 million expensed and $.3 million capitalized for new systems and equipment) through December 31, 1997) and $10.1 million ($9.8 million expensed and $.3 million capitalized for new systems and equipment) through December 31, 1998, related to the assessment of, and preliminary efforts on, its Year 2000 project and the development of a modification plan, purchase of new systems and equipment, and systems modifications.

The costs for the year 2000 project and the date on which the Company believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources. In the event that the remediation plans are unsuccessful, the Company is developing a contingency plan for continuing operations. The Company's operating results could be materially impacted if actual costs of the Year 2000 project are significantly higher than management estimates or if the systems and equipment of the Company or those of other companies on which it relies are not compliant in a timely manner.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


Effective October 1, 2000, Advance Paradigm, Inc. ("API") acquired all of the equity of PCS Health Systems, Inc. ("PCS"). The aggregate purchase price paid by API was $1.0 billion, of which API paid Rite Aid Corporation ("Rite Aid"), the seller, $675 million in cash, and issued to Rite Aid $200 million in senior subordinated notes and $125 million in API convertible preferred stock. The cash portion of the purchase price was financed with the proceeds of an $825 million senior secured credit facility and $150 million in equity financing committed by Joseph, Littlejohn & Levy, Inc. ("JLL"). The acquisition of PCS will be accounted for using the purchase method of accounting. The excess of the purchase price paid over the net identifiable assets and liabilities of PCS will be recorded as goodwill. The portion of the purchase price allocated to the net identifiable assets and goodwill is preliminary and subject to revision following the results of an appraisal and further identification of intangible assets. On July 5, 2000, API merged with First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, and Mature Rx Plus of Nevada, Inc. (collectively "FFI "). This merger was accounted for using the pooling-of-interest method of accounting. Collectively, these acquisitions and financing are referred to as the Combinations.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended March 31, 2000 and the three-month period ended June 30, 2000, give effect to the Combinations as if they occurred on April 1, 1999 and 2000, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000, reflects the Combinations as if they had occurred on June 30, 2000. The historical financial statements of API and FFI are for the year ended March 31, 2000. The historical financial statements of PCS are for the year ended February 26, 2000, the most recent fiscal year for PCS. The accompanying pro forma adjustments include: (i) the merger with FFI; (ii) the acquisition of PCS; (iii) the establishment by API of a new credit facility; (iv) the payment of certain fees and expenses associated with the FFI and PCS acquisitions; (v) the issuance of equity to JLL; and (iv) the reduction of assets to reflect PCS assets not acquired by API.

API usually implements significant changes to the operations of the entities that it acquires to enhance profitability. In addition, API will consolidate certain operations of PCS and API which is expected to result in costs to exit activities during the third quarter of the fiscal year ended March 31, 2001. The expected benefits and cost reductions anticipated by API have not been reflected in the following Unaudited Pro forma Condensed Consolidated Financial Statements because their realization cannot be assured. Accordingly, these Unaudited Condensed Consolidated Pro Forma Financial Statements are not necessarily indicative of the operating results that would have been achieved had the Combinations occurred on April 1, 1999 and 2000, respectively.

The Unaudited Condensed Consolidated Pro Forma Financial information is based on the historical financial statements of API and the historical financial statements of FFI and PCS. The pro forma adjustments are based upon available information. While the pro forma adjustments are based upon certain assumptions that API considers reasonable in the circumstances, final amounts will differ from those set forth. These adjustments are directly attributable to the transactions referenced above and are expected to have a continuing impact on the API business, results of operations, and financial position.

ADVANCE PARADIGM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2000


                                                                                               Merger
                                                Historical            Historical              Pro Forma
                                                  API (A)              FFI  (A)              Adjustments
                                              ---------------      ---------------         ---------------
REVENUES                                      $ 1,968,406,000      $    84,358,549         $   (24,028,253)(B)

COST OF REVENUE                                (1,909,461,000)         (67,801,995)             24,028,253(B)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                       (22,656,000)         (16,137,173)              3,398,977(C)
                                              ---------------      ---------------         ---------------

OPERATING INCOME (LOSS)                            36,289,000              419,381               3,398,977

INTEREST INCOME                                       807,000              257,457                      --

INTEREST EXPENSE                                   (3,943,000)                  --                      --

OTHER INCOME (EXPENSE)                                     --                   --              (1,000,000)(D)

LOSS ON ASSET DISPOSAL                                     --             (159,748)                     --
                                              ---------------      ---------------         ---------------

INCOME (LOSS) BEFORE INCOME TAXES                  33,153,000              517,090               2,398,977

INCOME TAX (EXPENSE) BENEFIT                      (12,598,000)                  --                (983,000)(E)
                                              ---------------      ---------------         ---------------

NET INCOME (LOSS)                             $    20,555,000      $       517,090         $     1,415,977
                                              ===============      ===============         ===============
P/S DIVIDENDS (L)                                          --                   --                      --

NET INCOME (LOSS) AVAILABLE TO
    COMMON SHAREHOLDERS                       $    20,555,000

BASIC:
    Net income (loss) available to common
        shareholders                          $    20,555,000
    Net income (loss) per share               $          0.97
    Weighted average shares outstanding            21,260,163                                    3,500,000(F)
DILUTED:
    Net income (loss) available to common
        shareholders                          $    20,555,000
    Net income (loss) per share               $          0.85
    Weighted average shares outstanding            24,237,216                                    3,500,000(F)

                                               API                                        Purchase
                                            Pro Forma               Historical            Pro Forma                  API PCS
                                           as Adjusted               PCS (A)             Adjustments                Pro Forma
                                         ---------------         ---------------         ------------            ---------------
REVENUES                                 $ 2,028,736,296         $ 1,264,694,000         $         --            $ 3,293,430,296

COST OF REVENUE                           (1,953,234,742)         (1,057,413,000)                  --             (3,010,647,742)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                  (35,394,196)           (154,116,000)           1,388,250(G)            (188,121,946)
                                         ---------------         ---------------         ------------            ---------------

OPERATING INCOME (LOSS)                       40,107,358              53,165,000            1,388,250                 94,660,608

INTEREST INCOME                                1,064,457               7,479,000           (7,479,000)(H)              1,064,457

INTEREST EXPENSE                              (3,943,000)             (1,612,000)         (81,821,667)(I)            (87,376,667)

OTHER INCOME (EXPENSE)                        (1,000,000)                     --                   --                 (1,000,000)

LOSS ON ASSET DISPOSAL                          (159,748)                     --                   --                   (159,748)
                                         ---------------         ---------------         ------------            ---------------

INCOME (LOSS) BEFORE INCOME TAXES             36,069,067              59,032,000          (87,912,417)                 7,188,650

INCOME TAX (EXPENSE) BENEFIT                 (13,581,000)            (37,536,000)          37,356,721(J)             (13,760,279)
                                         ---------------         ---------------         ------------            ---------------

NET INCOME (LOSS)                        $    22,488,067         $    21,496,000         $(50,555,696)           $    (6,571,629)
                                         ===============         ===============         ============            ===============

P/S DIVIDENDS (L)                                     --                      --                   --                         --

NET INCOME (LOSS) AVAILABLE TO
    COMMON SHAREHOLDERS                  $    22,488,067                                                         $    (6,571,629)

BASIC:
    Net income (loss) available to
        common shareholders              $    22,488,067                                                         $    (6,571,629)
    Net income (loss) per share          $          0.91                                                         $         (0.23)
    Weighted average shares
        outstanding                           24,760,163                                    4,207,000(K)              28,967,163
DILUTED:
    Net income (loss) available to
        common shareholders              $    22,488,067                                                         $            --(M)
    Net income (loss) per share          $          0.81                                                                      --(M)
    Weighted average shares
        outstanding                           27,737,216                                           --                         --(M)


The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCE PARADIGM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE-MONTHS ENDED JUNE 30, 2000

                                                                                                   Merger
                                                  Historical            Historical                Pro Forma
                                                    API (A)               FFI  (A)               Adjustments
                                                 -------------         -------------            -------------
REVENUES                                         $ 594,327,000         $  23,113,200            $  (6,300,000)(B)


COST OF SALES                                     (576,612,000)          (18,648,026)               6,300,000(B)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                         (7,328,000)           (4,521,737)               1,917,162(C)
                                                 -------------         -------------            -------------

OPERATING INCOME (LOSS)                             10,387,000               (56,563)               1,917,162

INTEREST INCOME                                        259,000                91,097                       --

INTEREST EXPENSE                                    (1,130,000)                   --                       --

OTHER INCOME (EXPENSE)                                      --                    --               (1,000,000)(D)
                                                 -------------         -------------            -------------

INCOME (LOSS) BEFORE INCOME TAXES                    9,516,000                34,534                  917,162

INCOME TAX BENEFIT (EXPENSE)                        (3,616,000)                   --                 (452,000)(E)
                                                 -------------         -------------            -------------

NET INCOME (LOSS)                                $   5,900,000         $      34,534            $     465,162
                                                 =============         =============            =============

P/S DIVIDENDS (L)                                $          --         $          --            $          --

NET INCOME (LOSS) AVAILABLE TO COMMON
    SHAREHOLDERS                                 $   5,900,000

BASIC:
    Net income (loss) available to common
        shareholders                             $   5,900,000
    Net income (loss) per share                  $        0.27
    Weighted average shares outstanding             21,537,000                                      3,500,000(F)
DILUTED:
    Net income (loss) available to common
        shareholders                             $   5,900,000
    Net income (loss) per share                  $        0.25
    Weighted average shares outstanding             23,479,000                                      3,500,000(F)


                                                      API                                    Purchase
                                                   Pro Forma           Historical           Pro Forma              API PCS
                                                  as Adjusted            PCS (A)            Adjustments            Pro Forma
                                                 -------------       -------------         -------------         -------------
REVENUES                                         $ 611,140,200       $ 332,874,000         $          --         $ 944,014,200


COST OF SALES                                     (588,960,026)       (200,488,000)                   --          (789,448,026)

SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES                         (9,932,575)       (109,554,000)           (2,100,250)(G)      (121,586,825)
                                                 -------------       -------------         -------------         -------------

OPERATING INCOME (LOSS)                             12,247,599          22,832,000            (2,100,250)           32,979,349

INTEREST INCOME                                        350,097           3,119,000            (3,119,000)(H)           350,097

INTEREST EXPENSE                                    (1,130,000)           (270,000)          (20,444,000)(I)       (21,844,000)

OTHER INCOME (EXPENSE)                              (1,000,000)                 --                    --            (1,000,000)
                                                 -------------       -------------         -------------         -------------

INCOME (LOSS) BEFORE INCOME TAXES                   10,467,696          25,681,000           (25,663,250)           10,485,446

INCOME TAX BENEFIT (EXPENSE)                        (4,068,000)        (13,846,000)           10,527,784(J)         (7,386,216)
                                                 -------------       -------------         -------------         -------------

NET INCOME (LOSS)                                $   6,399,696       $  11,835,000         $ (15,135,466)        $   3,099,230
                                                 =============       =============         =============         =============

P/S DIVIDENDS (L)                                $          --       $          --         $          --         $          --

NET INCOME (LOSS) AVAILABLE TO COMMON
    SHAREHOLDERS                                 $   6,399,696                                                   $   3,099,230

BASIC:
    Net income (loss) available to common
        shareholders                             $   6,399,696                                                   $   3,099,230
    Net income (loss) per share                  $        0.26                                                   $        0.11
    Weighted average shares outstanding             25,037,000                             $   4,207,000(K)      $  29,244,000
DILUTED:
    Net income (loss) available to common
        shareholders                             $   6,399,696                                                   $   3,099,230
    Net income (loss) per share                  $        0.24                                                   $        0.08
    Weighted average shares outstanding             26,979,000                                13,750,000(K)         40,729,000

    The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCE PARADIGM, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


DETERMINATION AND ALLOCATION OF PCS PURCHASE PRICE

At the date of the PCS acquisition, all of the equity of PCS was purchased for $1 billion. The PCS acquisition will be accounted for using the purchase method of accounting for business combinations. The preliminary allocation of the pro forma purchase price is as follows:

                                                         April 1, 1999           April 1, 2000
                                                        ---------------         ---------------
PCS purchase price                                      $ 1,000,000,000         $ 1,000,000,000
Transaction Costs                                             8,700,000               8,700,000
                                                        ---------------         ---------------

Pro forma purchase price                                  1,008,700,000           1,008,700,000

Net liabilities assumed (the liabilities assumed
  exceed the net identifiable assets acquired)              243,989,000             429,963,000
                                                        ---------------         ---------------

Excess purchase price                                   $ 1,252,689,000         $ 1,438,663,000
                                                        ===============         ===============

Allocation of excess purchase price:
  Goodwill                                              $ 1,091,389,000         $ 1,251,363,000
  Intangible assets                                         445,000,000             511,000,000
  Deferred income tax liabilities                          (273,000,000)           (313,000,000)
  Accrued liabilities                                       (10,700,000)            (10,700,000)
                                                        ---------------         ---------------

Excess purchase price                                   $ 1,252,689,000         $ 1,438,663,000
                                                        ===============         ===============


(A) Reflects the audited historical consolidated statement of operations of API for the year ended March 31, 2000, and the audited historical combined statement of operations of FFI for the year ended March 31, 2000, and the unaudited consolidated statement of operations of API for the three-month period ended June 30, 2000, and the unaudited condensed combined statement of operations of FFI for the three-month period ended June 30, 2000.

     The historical PCS column reflects the audited historical consolidated statement of operations of PCS for the year ended February 26, 2000, and the unaudited consolidated statement of operations of PCS for the three-month period ended May 27, 2000.

(B)  Reflects the elimination of intercompany transactions between API and FFI.

(C) Reflects the reduction of salary expense paid by FFI to its shareholders to more appropriately reflect the ongoing management salaries under new employment agreements.

(D) Reflects the transaction costs incurred as a result of the merger with FFI. These costs are assumed to be partially deductible for income tax purposes.

(E) Reflects the tax effects, of the merger pro forma adjustments, at API's effective tax rate of 38% and adjustments to the provision for income taxes for the realization of a deferred tax asset related to conversion of FFI from an S-corporation to a C-corporation.

(F) Reflects the issuance of 3,500,000 shares of API common stock to effect the merger with FFI.

(G) The pro forma adjustment to increase selling, general and administrative expenses results from (i) the elimination of historical PCS amortization of goodwill and intangible assets; (ii) the addition of pro forma goodwill and intangible asset amortization resulting from the preliminary allocation of $1,091,389,000 and $1,251,363,000 at March 31, 1999 and 2000, respectively, to goodwill and $445,000,000 and $511,000,000 at March 31, 1999 and 2000,
     respectively, to intangible assets; (iii) the elimination of historical PCS depreciation expense on the PCS land and building not acquired; and (iv) the addition of lease expense resulting from the lease of land and buildings for the PCS operations. Goodwill is expected to be amortized over 30 years and the intangible assets will be amortized over their estimated useful lives of 5-40 years. These adjustments are as follows:

                                                                  March 31, 2000        June 30, 2000
                                                                  --------------        -------------
Elimination of historical PCS goodwill amortization               $ (32,064,000)        $ (8,015,000)
Elimination of historical PCS intangible asset amortization         (29,653,000)          (7,413,250)
Pro forma goodwill amortization                                      36,380,000           10,853,500
Pro forma intangible asset amortization                              21,248,750            6,000,000
Elimination of historical PCS depreciation expense                   (1,500,000)            (375,000)
Pro forma lease expense                                               4,200,000            1,050,000
                                                                  -------------         ------------

Pro forma adjustment                                              $  (1,388,250)        $  2,100,250
                                                                  =============         ============

(H) Reflects the elimination of historical intercompany interest income of PCS due to Rite Aid.

(I) Reflects pro forma interest expense (at assumed rates of interest) for the year ended March 31, 2000, and for the three months ended June 30, 2000, resulting from pro forma borrowings and the amortization of deferred financing costs paid to obtain the Senior Secured Credit Facility and the elimination of historical interest expense of API and PCS. These adjustments are as follows:

                                                           March 31, 2000       June 30, 2000
                                                           --------------       -------------
Revolver, $70,000,000 @ 9.8%                                $  6,860,000        $  1,715,000
Term Note A, $150,000,000 @ 9.8%                              14,700,000           3,675,000
Term Note B, $400,000,000 @ 10.3%                             41,200,000          10,300,000
Senior Subordinate Notes, $200,000,000 @ 11%                  22,000,000           5,500,000
Deferred financing costs (amortized over 5-7 years)            2,616,667             654,000
Less API historical interest expense                          (3,943,000)         (1,130,000)
Less PCS historical interest expense                          (1,612,000)           (270,000)
                                                            ------------        ------------

Pro forma adjustment                                        $ 81,821,667        $ 20,444,000
                                                            ============        ============

(J) The tax effects of pro forma adjustments were calculated using statutory rates in effect during the year ended March 31, 2000, and for the three months ended June 30, 2000. The amortization of goodwill and intangible assets are not deductible for income tax purposes. In addition, a portion of the acquisition costs are nondeductible.

(K) Reflects the issuance of 4,207,000 shares of common stock and 3,293,000 shares of convertible Preferred Stock to JLL and 6,250,000 of Convertible Preferred Stock to Rite Aid.

(L) The convertible preferred stock accrues dividends at 11% per annum of the issue price. However, dividends do not accrue for the first 120 days following issuance or subsequent to shareholder approval of Class B common stock. These pro forma adjustments assume that the Class B common stock will be approved prior to 120 days from issuance. Thus no preferred dividends are reflected in the adjustments.

(M) Potential dilutive securities were not included in the computation of fully diluted earnings per share. Inclusion of such securities would have been anti-dilutive, therefore, fully diluted earnings per share is equal to basic earnings per share.

SUPPLEMENTAL INFORMATION

API will consolidate certain operations of PCS and API which is expected to result in costs to exit activities during the third quarter of the fiscal year ended March 31, 2001. The consolidation is expected to include a facility closure and other synergistic activities. These events are expected to result in a pretax charge of approximately $18 million to operations.

ADVANCE PARADIGM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2000

                                                                                                 Merger                 API
                                                   Historical          Historical              Pro Forma             Pro Forma
                                                     API(A)              FFI(A)               Adjustments            as Adjusted
                                                 ---------------     ---------------        ---------------       ---------------
CURRENT ASSETS:
    Cash and cash equivalents                    $    51,614,000     $     5,053,617        $            --       $    56,667,617
    Accounts receivable, net                         193,121,000          12,864,770             (5,000,000)(B)       200,985,770
    Due from Rite Aid                                         --                  --                     --                    --
    Inventories                                        6,288,000                  --                     --             6,288,000
    Prepaid expenses and other                         3,025,000                  --                     --             3,025,000
    Deferred income tax asset                                 --                  --                376,947(C)            376,947
                                                 ---------------     ---------------        ---------------       ---------------

                  Total current assets               254,048,000          17,918,387             (4,623,053)          267,343,334

PROPERTY AND EQUIPMENT, net                           37,451,000             716,230                     --            38,167,230

INTANGIBLE ASSETS, net                                   895,000                  --                     --               895,000

GOODWILL                                              99,288,000                  --                     --            99,288,000

OTHER ASSETS                                           7,582,000              19,064                     --             7,601,064
                                                 ---------------     ---------------        ---------------       ---------------

                  Total assets                   $   399,264,000     $    18,653,681        $    (4,623,053)      $   413,294,628
                                                 ===============     ===============        ===============       ===============

CURRENT LIABILITIES:
    Accounts payable                             $   227,170,000     $    20,640,862        $    (4,000,000)(D)   $   243,810,862
    Accrued salaries and benefits                      4,506,000           1,585,781                     --             6,091,781
    Income taxes payable                               2,779,000                  --                     --             2,779,000
    Other accrued expenses                             2,822,000                  --                     --             2,822,000
                                                 ---------------     ---------------        ---------------       ---------------

                  Total current liabilities          237,277,000          22,226,643             (4,000,000)          255,503,643

NONCURRENT LIABILITIES:
    Long-term debt                                    50,000,000                  --                     --            50,000,000
    Revolver                                                  --                  --                     --                    --
    Term note                                                 --                  --                     --                    --
    Senior subordinate debt                                   --                  --                     --                    --
    Deferred income taxes                              4,324,000                  --                     --             4,324,000
    Other noncurrent liabilities                       2,157,000              21,778                     --             2,178,778
                                                 ---------------     ---------------        ---------------       ---------------

                  Total liabilities                  293,758,000          22,248,421             (4,000,000)          312,006,421
                                                 ---------------     ---------------        ---------------       ---------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Preferred stock                                        --                  --                     --                    --
       Common stock                                      215,000              12,355                 22,645(E)            250,000
       Additional paid-in-capital                     58,808,000             239,990                (22,656)(E)        59,025,334
       Retained earnings (deficit)                    46,483,000          (3,847,074)              (623,053)(F)        42,012,873
                                                 ---------------     ---------------        ---------------       ---------------
                                                     105,506,000          (3,594,729)              (623,064)          101,288,207

       Less- Treasury stock                                   --                 (11)                    11(E)                 --
                                                 ---------------     ---------------        ---------------       ---------------
 Total stockholders' equity                          105,506,000          (3,594,740)              (623,053)          101,288,207
                                                 ---------------     ---------------        ---------------       ---------------

 Total liabilities and                           $   399,264,000     $    18,653,681        $    (4,623,053)      $   413,294,628
 stockholders' equity                            ===============     ===============        ===============       ===============



                                                                       Purchase
                                                    Historical         Pro Forma                  API
                                                      PCS (A)          Adjustments             Pro Forma
                                                 ---------------     ---------------        ---------------
    Cash and cash equivalents                    $     3,021,000     $    20,600,000(G)     $    80,288,617
    Accounts receivable, net                         535,549,000                  --            736,534,770
    Due from Rite Aid                                270,401,000        (270,401,000)(H)                 --
    Inventories                                       25,577,000                  --             31,865,000
    Prepaid expenses and other                         3,906,000                  --              6,931,000
    Deferred income tax asset                          1,153,000                  --              1,529,947
                                                 ---------------     ---------------        ---------------

                  Total current assets               839,607,000        (249,801,000)           857,149,334

PROPERTY AND EQUIPMENT, net                           91,823,000        (100,092,000)(H)         29,898,230

INTANGIBLE ASSETS, net                               601,832,000        (107,832,000)(I)        494,895,000

GOODWILL                                           1,242,839,000          19,509,000(J)       1,361,636,000

OTHER ASSETS                                                  --          15,700,000(K)          23,301,064
                                                 ---------------     ---------------        ---------------

                  Total assets                   $ 2,776,101,000     $  (422,516,000)       $ 2,766,879,628
                                                 ===============     ===============        ===============

CURRENT LIABILITIES:
    Accounts payable                             $   814,386,000     $            --        $ 1,058,196,862
    Accrued salaries and benefits                             --                  --              6,091,781
    Income taxes payable                                      --                  --              2,779,000
    Other accrued expenses                           163,975,000          12,700,000(M)         179,497,000
                                                 ---------------     ---------------        ---------------

                  Total current liabilities          978,361,000          12,700,000          1,246,564,643

NONCURRENT LIABILITIES:
    Long-term debt                                            --         (50,000,000)(L)                 --
    Revolver                                                  --          70,000,000(L)          70,000,000
    Term note                                                 --         550,000,000(L)         550,000,000
    Senior subordinate debt                                   --         200,000,000(L)         200,000,000
    Deferred income taxes                            228,986,000          74,014,000(N)         307,324,000
    Other noncurrent liabilities                      16,524,000                  --             18,702,778
                                                 ---------------     ---------------        ---------------

                  Total liabilities                1,223,871,000         856,714,000          2,392,591,421

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Preferred stock                                        --         191,000,000(O)         191,000,000
       Common stock                                        1,000              41,070(O)             292,070
       Additional paid-in-capital                  1,518,472,000      (1,436,514,070)(O)        140,983,264
       Retained earnings (deficit)                    33,757,000         (33,757,000)(O)         42,012,873
                                                 ---------------     ---------------        ---------------

                                                   1,552,230,000      (1,279,230,000)           374,288,207
       Less- Treasury stock                                   --                  --                     --
                                                 ---------------     ---------------        ---------------

                  Total stockholders' equity       1,552,230,000      (1,279,230,000)           374,288,207
                                                 ---------------     ---------------        ---------------

 Total liabilities and stockholders' equity      $ 2,776,101,000     $  (422,516,000)       $ 2,766,879,628
                                                 ===============     ===============        ===============

The accompanying notes are an integral part of this unaudited pro forma financial statement.

ADVANCE PARADIGM, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DETERMINATION AND ALLOCATION OF PCS PURCHASE PRICE

At the date of the PCS acquisition, all of the equity of PCS will be purchased for $1 billion. The PCS acquisition will be accounted for using the purchase method of accounting for business combinations. The preliminary allocation of the pro forma purchase price is as follows:

                                                                         June 30, 2000
                                                                        ---------------
PCS purchase price                                                      $ 1,000,000,000
Transaction cost                                                              8,700,000
                                                                        ---------------

Pro forma purchase price                                                  1,008,700,000

Net liabilities assumed (the liabilities assumed
  exceed the net identifiable assets acquired)                              433,948,000
                                                                        ---------------

Excess purchase price                                                   $ 1,442,648,000
                                                                        ===============

Allocation of excess purchase price:
  Goodwill                                                              $ 1,262,348,000
  Intangible assets                                                         494,000,000
  Deferred income tax liabilities                                          (303,000,000)
  Accrued liabilities                                                       (10,700,000)
                                                                        ---------------

Excess purchase price                                                   $ 1,442,648,000
                                                                        ===============

(A) Reflects the unaudited historical consolidated balance sheet of API as of June 30, 2000, the unaudited historical combined balance sheet of FFI as of June 30, 2000, and the unaudited historical consolidated balance sheet of PCS as of May 27, 2000.

(B)  Reflects the elimination of intercompany transactions between API and FFI.

(C) Reflects the realization of a deferred tax asset from converting FFI from an S-corporation to a C-corporation, and the effects of deferred tax assets as a result of the FFI merger.

(D)  Reflects the transaction costs incurred as a result of the FFI merger.

(E) Represents the exchange of 3,500,000 common shares of API in the FFI merger.

(F) Reflects the adjustment to retained earnings for transaction costs associated with the FFI acquisition and the realization of deferred tax assets as follows:

Transaction cost (see (C))        $(1,000,000)
Deferred income tax assets            376,947
                                  -----------

         Total                    $  (623,053)
                                  ===========

(G) Reflects the cash proceeds received in excess of cash used to acquire the equity of PCS. The excess cash is attributable to amounts drawn on the revolver portion of the Senior Secured Credit Facilities. The excess cash will primarily be utilized in operations.

(H) Reflects the elimination of a receivable from Rite Aid and land and a building that was not acquired by API.

(I) Reflects the pro forma adjustment to eliminate the certain historical PCS identifiable intangible assets and to record the purchase price, based on a preliminary allocation, to identified intangible assets, as follows:

       Elimination of PCS historical intangible assets                             $  (601,832,000)
       Preliminary allocation of the purchase price to
           identifiable intangible assets                                              494,000,000
                                                                                   ---------------

       Pro forma adjustment                                                        $  (107,832,000)
                                                                                   ===============

(J) Reflects the pro forma adjustment to eliminate the historical goodwill of PCS and to allocate the remaining excess purchase price to goodwill.

       Excess purchase price (See page 9)                                          $ 1,442,648,000

       Allocation of excess purchase price-
         Identifiable intangible assets                                               (494,000,000)
         Deferred income tax liabilities                                               303,000,000
         Accrued liabilities                                                            10,700,000
         Elimination of historical goodwill of PCS                                  (1,242,839,000)
                                                                                   ---------------

       Pro forma adjustment                                                        $    19,509,000
                                                                                   ===============

(K) Reflects the pro forma adjustment to recognize $15,700,000 of deferred financing costs related to the new Senior Secured Credit Facility. These assets will be amortized over five to seven years.

(L) Reflects the pro forma adjustment to recognize the API obligations under the Senior Secured Credit Facility, and the Senior Subordinated Notes issued to Rite Aid and to eliminate the API historical debt refinanced in conjunction with the Senior Secured Credit Facility. The Senior Subordinated Notes have been recorded based upon a preliminary estimate of their fair value.

(M) Reflects the recording of accrued acquisition costs and equity issuance costs related to the PCS and JLL transactions. In addition, API has determined that certain operations of PCS will be discontinued and personnel will be relocated. The pro forma adjustment includes an estimated accrual for these events. The adjustments are as follows:

       Accrued acquisition cost                                                    $     8,700,000
       JLL transaction cost                                                              2,000,000
       Accrued PCS costs                                                                 2,000,000
                                                                                   ---------------
                                                                                   $    12,700,000
                                                                                   ===============

(N) Reflects the elimination of PCS deferred income tax liabilities and the establishment of an API deferred tax liability associated with recognizing the identifiable intangible assets as follows:

       Elimination of PCS deferred income tax liability                            $  (228,986,000)
       Recognition of PCS deferred income tax liability                                303,000,000
                                                                                   ---------------

       Total adjustment                                                            $    74,014,000
                                                                                   ===============

(O) Pro forma adjustment to eliminate the net equity of PCS and to record the following:

                                                                                  Additional               Retained
                                    Preferred                Common                 Paid-In                Earnings
                                      Stock                   Stock                 Capital                 Deficit
                                  ---------------        ---------------         ---------------         ---------------
Elimination of PCS equity         $            --        $        (1,000)        $(1,518,472,000)        $   (33,757,000)

Issuance of convertible
    preferred stock to JLL
    and Rite Aid                      191,000,000                     --                      --                      --

Issuance of common stock
    to JLL                                     --                 42,070              83,957,930                      --

JLL transaction cost                           --                     --              (2,000,000)                     --
                                  ---------------        ---------------         ---------------         ---------------

Total adjustment                  $   191,000,000        $        41,070         $(1,436,514,070)        $   (33,757,000)
                                  ===============        ===============         ===============         ===============